UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 14, 2015
PARKER DRILLING COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	73-0618660 (I.R.S. Employer Identification No.)

5 Greenway Plaza, Suite 100, Houston, Texas 77046
(Address of principal executive offices) (Zip code)
(281) 406-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

Parker Drilling Company (the “Registrant” or the “Company”) has completed a business review and as a result has aligned its reportable segments with its two core business lines, Rental Tools Services and Drilling Services, and its current internal organizational structure. The Company will continue to report its Rental Tools Services business as one reportable segment (Rental Tools); however, effective with the first quarter of 2015, the Company will report its Drilling Services business as two segments: (1) U.S. (Lower 48) Drilling, and (2) International & Alaska Drilling. The U.S. (Lower 48) Drilling reportable segment is comprised of U.S. Barge Drilling, which was previously a reportable segment, and U.S. (Lower 48) based O&M work, which was previously included in our U.S. Drilling reportable segment. The International & Alaska Drilling reportable segment is comprised of International Drilling, which was previously a reportable segment, and Alaska Drilling operations, which was previously included in our U.S. Drilling reportable segment. The Technical Services business will no longer be a reportable segment, but will be reported in the Drilling Services reportable segment benefiting from the support service activities. Historically, these activities have supported the businesses now comprising the International & Alaska Drilling reportable segment.
Item 9.01    Financial Statements and Exhibits

Attached as Exhibit 99.2 to the Current Report on Form 8-K are restated versions of Items 1, 2, and 7 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the Securities and Exchange Commission on February 25, 2015 (the "Original 10-K"), which reflect only the changes associated with the presentation of segment reporting discussed above. All other Items of the Original 10-K remain unchanged. This Current Report on Form 8-K should be read in conjunction with the portions of the Original 10-K that have not been updated herein.
(d) Exhibits.

Exhibit Number	Description
99.1*	Press Release dated April 14, 2015 announcing changes in reportable segments
99.2*
Updates to the Original 10-K for the year ended December 31, 2014
Part I. Item 1. Business
Part I. Item 2. Properties
Part II. Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Parker Drilling Company
Date:	April 14, 2015	By:	/s/ Christopher T. Weber
Christopher T. Weber
Senior Vice President and Chief Financial Officer